Exhibit 10.3

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of July 7, 2021, is made by and among HC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), a holder of Parent Class B Ordinary Shares and Parent Class A Ordinary Shares, and the Other Class B Shareholders that are signatories hereto (each, a “HealthCor Shareholder”, and collectively, the “HealthCor Shareholders”), HealthCor Catalio Acquisition Corp. (“HealthCor”), Liminal Sciences, Inc., a Delaware corporation (“Liminal”), and Hyperfine, Inc., a Delaware corporation (the “Hyperfine”) (Hyperfine and Liminal are each, a “Company” and, are collectively, the “Companies”). The HealthCor Shareholders, HealthCor and the Companies shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, HealthCor, the Companies and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, each HealthCor Shareholder is the record and beneficial owner of the number of Parent Class B Ordinary Shares or Parent Class A Ordinary Shares set forth on the signature page hereto (together with any other Equity Securities of HealthCor that such HealthCor Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject HealthCor Equity Securities”); and

WHEREAS, the HealthCor Shareholders acknowledge and agree that the Companies would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the HealthCor Shareholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Agreement to Vote; Other Covenants.

a.            The HealthCor Shareholders (severally and not jointly) hereby agree to vote at any meeting of the shareholders of HealthCor, and in any action by written resolution of the shareholders of HealthCor, all of such HealthCor Shareholders’ Subject HealthCor Equity Securities in favor of the Transaction Proposals.

b.            The HealthCor Shareholders shall be (severally and not jointly) bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the HealthCor Shareholders are directly party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to HealthCor, as if the HealthCor Shareholders are directly party thereto.

c.            The HealthCor Shareholders hereby (severally and not jointly) waive any adjustment to the conversion ratio set forth in the Governing Documents of HealthCor or any other anti-dilution or similar protection with respect to the Parent Class B Ordinary Shares (whether resulting from the transaction contemplated by the Business Combination Agreement, the PIPE Investor Subscription Agreements or otherwise), it being understood and agreed that, subject to the terms of the Business Combination Agreement, all Parent Class B Ordinary Shares and Parent Class A Ordinary Shares shall convert into Parent Class A Common Stock on a one-for-one basis and that this provision shall apply, mutatis mutandis, to any shares of Parent Class A Common Stock received in the Domestication.

2.            No Redemption. The HealthCor Shareholders (severally and not jointly) hereby agree that they shall not redeem, or submit a request to HealthCor’s transfer agent or otherwise exercise any right to redeem, any Subject HealthCor Equity Securities.

3.            Transfer of Shares. The HealthCor Shareholders (severally and not jointly) hereby agree not to, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject HealthCor Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject HealthCor Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject HealthCor Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject HealthCor Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject HealthCor Equity Securities even if such Subject HealthCor Equity Securities would be disposed of by a person other than the HealthCor Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations; provided, however, that Transfers are permitted (a) to HealthCor’s officers or directors, any Affiliates or family member of any of HealthCor’s officers or directors, any members or partners of the Sponsor or their Affiliates, any Affiliates of the Sponsor, or any employees of the Sponsor or any of its Affiliates; (b) in the case of an individual, by gift to a member of one of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in order to facilitate the consummation of the Transactions at prices no greater than the price at which the Parent Class B Ordinary Shares or Parent Class A Ordinary Shares, as applicable, were originally purchased; and (f) by virtue of the Sponsor’s Governing Documents upon liquidation or dissolution of the Sponsor; provided, further, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement in form and substance reasonably satisfactory to the Companies agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring HealthCor Shareholder) prior and as a condition to the occurrence of such Transfer.

4.            HealthCor Shareholders Representations and Warranties. The HealthCor Shareholders represent and warrant to the Company (severally and not jointly each with respect to it/him/her self) as follows:

a.            The HealthCor Shareholder is, if incorporated, a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.            The HealthCor Shareholder has the requisite corporate, limited liability company, legal capacity or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the HealthCor Shareholder that is not a natural person. This Agreement has been duly and validly executed and delivered by the HealthCor Shareholder and constitutes a valid, legal and binding agreement of the HealthCor Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the Companies), enforceable against the HealthCor Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

5.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination. For purposes of this Section 5, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6.            Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

7.            Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Parties hereto. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any HealthCor Shareholder without the prior written consent of the Companies (to be withheld or given in their sole discretion) except to a transferee to which any Subject HealthCor Equity Securities are Transferred in accordance with the terms hereof.

8.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

9.            Incorporation by Reference. Sections 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTHCOR CATALIO ACQUISITION CORP.

By:	/s/ Christopher Gaulin
Name: Christopher Gaulin
Title: Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEALTHCOR SHAREHOLDERS:

HC SPONSOR LLC

By:	/s/ Anabelle Perez Gray
Name: Anabelle Perez Gray
Title: Authorized Signatory

Parent Class A Ordinary Shares: 614,000

Parent Class B Ordinary Shares: 5,070,000

[Signature Page to Sponsor Letter Agreement]

/s/ Joseph Healey
Joseph Healey

Parent Class A Ordinary Shares: 614,000

Parent Class B Ordinary Shares: 5,070,000

[Signature Page to Sponsor Letter Agreement]

/s/ Michael Weinstein
Michael Weinstein

Parent Class B Ordinary Shares: 35,000

[Signature Page to Sponsor Letter Agreement]

/s/ Christopher Wolfgang
Dr. Christopher Wolfgang

Parent Class B Ordinary Shares: 35,000

[Signature Page to Sponsor Letter Agreement]

/s/ Taylor Harris
Taylor Harris

Parent Class B Ordinary Shares: 35,000

[Signature Page to Sponsor Letter Agreement]

COMPANIES:

HYPERFINE, INC.

By:	/s/ Jonathan M. Rothberg
Name: Jonathan M. Rothberg
Title: Executive Vice Chairman

LIMINAL SCIENCES, INC.

By:	/s/ Jonathan M. Rothberg
Name: Jonathan M. Rothberg
Title: Executive Vice Chairman

[Signature Page to Sponsor Letter Agreement]